Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 8, 2009 with respect to the financial statement of Sprott Physical Gold Trust (the “Trust”) as at December 7, 2009, included in the Registration Statement (Form F-1) and related Prospectus of the Trust dated December 8, 2009.

Toronto, Canada

December 8, 2009

/s/ Ernst & Young LLP
Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants